Gratitude Health, Inc. 8-K

Exhibit 99.3

HOME BISTRO, INC.
Index to Condensed Unaudited Financial Statements

Page

Financial Statements:

Condensed Balance Sheets as of September 30, 2019 and December 30, 2018 (Unaudited)	2

Condensed Statements of Operations for the Nine Months Ended September 30, 2019 and 2018 (Unaudited)	3

Condensed Statements of Stockholders’ Deficit for the Nine Months Ended September 30, 2019 and 2018 (Unaudited)	4

Condensed Statements of Cash Flow for the Nine Months Ended September 30, 2019 and 2018 (Unaudited)	5

Notes to Condensed Unaudited Financial Statements	6

HOME BISTRO, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$11,109	$49,281
Inventory	—	7,306
Prepaid expenses and other assets	436	8,344

Total Current Assets	11,545	64,931

Total Assets	$11,545	$64,931

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$248,370	$259,730
Accrued expenses and other liabilities	25,089	17,317
Note payable – related party	3,000	—
Note payable - in default	4,900	15,000
Advance payable	807	18,830
Unredeemed gift cards	7,112	9,966

Total Current Liabilities	289,278	320,843

Total Liabilities	289,278	320,843

Commitments and contingency (Note 10)

STOCKHOLDERS’ DEFICIT:
Preferred Stock: $0.0001 par value; 10,000 shares authorized;
nil issued and outstanding	—	—
Common stock issuable: $0.0001 par value; 100,000 shares authorized,
34,423 common stock issuable	3	3
Additional paid-in capital	4,774,224	4,636,752
Accumulated deficit	(5,051,960)	(4,892,667)

Total Stockholders’ Deficit	(277,733)	(255,912)

Total Liabilities and Stockholders’ Deficit	$11,545	$64,931

The accompanying notes are an integral part of these condensed unaudited financial statements.

HOME BISTRO, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2019	2018

Product sales, net	$603,900	$767,835
Cost of sales	347,749	452,225

Gross profit	256,151	315,610

Operating Expenses:
Compensation	271,240	345,348
Professional fees	24,731	15,508
General and administrative	119,196	142,322

Total Operating Expenses	415,167	503,178

Other Income (Expense):
Interest expense	(277)	(13,251)
Gain on debt extinguishment	—	46,438

Total Other Income (Expense), net	(277)	33,187

Net Loss	$(159,293)	$(154,381)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Net loss per common share - basic and diluted	$(4.63)	$(6.29)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	34,423	24,562

The accompanying notes are an integral part of these condensed unaudited financial statements.

HOME BISTRO, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	Preferred Stock		Common Stock Issuable
	Number		Number		Additional		Total
	of		of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2018	—	$—	34,423	$1	$4,636,752	$(4,892,667)	$(255,912)
Accretion of stock-based compensation	—	—	—	—	137,472	—	137,472
Net loss	—	—	—	—	—	(159,293)	(159,293)

Balance at September 30, 2019	—	$—	34,423	$1	$4,774,224	$(5,051,960)	$(277,733)

	Preferred Stock		Common Stock Issuable
	Number		Number		Additional		Total
	of		of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2017	—	$—	9,270	$1	$3,811,565	$(4,939,753)	$(1,128,187)
Cumulative effect of change in accounting principal	—	—	—	—	—	248,825	248,825
Common stock issuable upon conversion of convertible debt, accrued interest and forfeiture of related warrants with related parties	—	—	2,134	—	439,144	—	439,144
Common stock issuable for cash	—	—	4,396	—	150,000	—	150,000
Accretion of stock-based compensation	—	—	18,425	2	183,486	—	183,488
Common stock issuable to consultants for services	—	—	198	—	6,732	—	6,732
Net loss	—	—	—	—	—	(154,381)	(154,381)

Balance at September 30, 2018	—	$—	34,423	$3	$4,590,927	$(4,845,309)	$(254,379)

The accompanying notes are an integral part of these condensed unaudited financial statements.

HOME BISTRO, INC.

CONDENSED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Nine Months Ended
	September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(159,293)	$(154,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	—	15,368
Stock-based compensation	137,472	183,488
Stock issued for consulting services	—	6,732
Gain on debt extinguishment	—	(46,438)
Change in operating assets and liabilities:
Inventory	7,306	(15,402)
Prepaid expenses and other current assets	7,908	7,017
Accounts payable	(11,360)	(117,327)
Customer deposits	—	(8,181)
Unredeemed gift cards	(2,854)	(24,724)
Accrued expenses and other liabilities	7,772	10,302

Net Cash Used in Operating Activities	(13,049)	(143,546)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	150,000
Proceeds from advance payable	—	25,000
Proceeds of note payable – related party	3,000	—
Repayment of note payable and advance payable	(28,123)	(17,239)

Net Cash (Used In) Provided by Financing Activities	(25,123)	157,761

Net Change in Cash	(38,172)	14,215

Cash - beginning of period	49,281	41,432

Cash - end of period	$11,109	$55,647

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$3,676
Income taxes	$—	$—

Non-cash investing and financing activities:
Issuance of common stock for convertible debt, accrued interest, and warrants with related parties	$—	$439,144
Cumulative effect of change in accounting principal in connection with gift certificate liability	$—	$248,825

The accompanying notes are an integral part of these condensed unaudited financial statements.

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Home Bistro, Inc (f/k/a DineWise L.L.C.) (the “Company”) is a Delaware corporation formed on April 9, 2013 under the name DineWise L.L.C. On December 1, 2014, the Company underwent a statutory conversion filed under  Section 8-265  of the Delaware Code  whereby  the Company converted from a limited liability company to a corporation. Additionally, on December 1, 2014, the Company changed its name to Home Bistro, Inc.

The Company provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh-frozen directly to the home.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Management acknowledges its responsibility for the preparation of the accompanying condensed unaudited financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its financial position and the results of its operations for the periods presented. The accompanying condensed unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements. These unaudited condensed unaudited financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements for the year ended December 31, 2018 of the Company which were included in the Company’s current report on Form 8-K as filed with the Securities and Exchange Commission and attached herein.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited financial statements, for the nine months ended September 30, 2019, the Company had net loss and cash used in operations of $159,293 and $13,049, respectively. At September 30, 2019, the Company had an accumulated deficit, stockholders’ deficit, and working capital deficit of $5,051,960, $277,733 and $277,733, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company’s primary source of operating funds in 2019 was primarily from a note payable from a related party.

The Company has experienced net losses from operations since inception, but expects these conditions to improve in the near term and beyond as it develops its business model. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the nine months ended September 30, 2019 include the assumptions used in the redemption recognition method for unredeemed gift cards, deferred tax valuation allowances and the fair value of non-cash equity transactions.

Fair Value Measurements

The carrying amounts reported in the balance sheets for cash, inventory, prepaid expenses and other assets, accounts payable, accrued expense and other liabilities, notes payable – related party and unredeemed gift cards approximate their fair market value based on the short-term maturity of these instruments.

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At September 30, 2019 and December 31,2018, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of September 30, 2019 and December 31, 2018. The Company has not experienced any losses in such accounts through September 30, 2019.

Inventory

Inventory, consisting of finished goods related to the Company’s products are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. As of September 30, 2019 and December 31, 2018, the inventory balance was minimal and the Company determined that there was no allowance needed.

Intangible Assets

Intangible assets consisted of the cost of internal-use software purchased from a third-party vendor which handled the Company’s accounting, order entry, sales, marketing, production and customer service. The intangible asset was being amortized over three years. During 2018 this intangible asset was fully amortized.

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers (ASU 2014-09). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The adoption ASU 2014-09 did not impact on the Company’s financial statements.

Product Sales

Product sales are recognized when the product is delivered to the customer and title has transferred, it is at this point in time that the Company’s performance obligations have been completed.  Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed. The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns. Breakage revenue is included in product sales and amounted to nil and $7,223 during the nine months ended September 30, 2019 and 2018, respectively (see Note 7).

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the costs directly attributable to the delivery of the product to customers including both inbound and outbound shipping costs.

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $53,183 and $89,189 for the nine months ended September 30, 2019 and 2018, respectively. Shipping and handling costs charged to customers are included in sales.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of  ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. For the nine months ended September 30, 2019 and 2018, advertising costs charged to operations were $43,347 and $27,631, respectively, and are included in general and administrative expenses on the accompanying condensed unaudited statements of operations

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements during the nine months ended September 30, 2019.

Basic and Diluted Loss Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. There were no potentially dilutive equity securities outstanding as of September 30, 2019 and December 31, 2018.

Concentration Risk

The Company purchased approximately 100% of its food products from two vendors during the nine months ended September 30, 2019 and 2018. The Company is not obligated to purchase from these vendors, and, if necessary, there are other vendors from which the Company can purchase food products. As of September 30, 2019, and December 31, 2018, the Company had an accounts payable balance of $1,188 and $902, respectively, to one of these vendors.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

NOTE 3- INTANGIBLE ASSETS

Intangible assets consisted of full service, prepackaged mid-market software incurred to track and record all aspects of the Company’s accounting, order entry, sales, marketing, production and customer service needs. The intangible asset was being amortized over three years using the straight-line method.

Amortization of intangible assets amounted to approximately $15,368 for the nine months ended September 30, 2018 and is included in general and administrative expenses on the statement of operations. As of September 30, 2018, intangible assets have been fully amortized.

NOTE 4 - NOTE PAYABLE – RELATED PARTY

On September 27, 2019, the Company entered into a note payable, with a principal stockholder, for a principal amount of $3,000. The note bears interest at a rate of 10% per year and matures on March 27, 2020. As of September 30, 2019, the note had an outstanding principal of $3,000 reported as note payable – related party in the accompanying balance sheets. Subsequent to the period ended September 30, 2019, the outstanding balance was paid in full (see Note 11).

NOTE 5 – NOTE PAYABLE – IN DEFAULT

On July 3, 2015, the Company entered into a promissory note payable with a principal amount of $33,000. The note bears interest at a rate of 5% per year and had a maturity date of September 1, 2016. During the year ended December 31, 2018, the Company repaid $18,000 of outstanding principal. As of December 31, 2018, the note was in default with an outstanding principal of $15,000 presented on the accompanying balance sheet as note payable – in default and accrued interest of $4,299 which is included in accrued expense and other liabilities. During the nine months ended September 30, 2019, the Company paid $10,100 of the outstanding principal balance. As of September 30, 2019, the note had a principal balance of $4,900. As of September 31, 2019, accrued interest of $4,576 was included in accrued expenses and other liabilities related to this note payable.

NOTE 6 – ADVANCE PAYABLE

On September 6, 2018, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $25,000 and will repay $28,250 by remitting 15% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. As of December 31, 2018, the advance had a balance of $18,830. During the nine months ended September 30, 2019, the Company paid $18,023 of the principal balance. As of September 30, 2019, the advance had an outstanding balance of $807.

NOTE 7 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities for the nine months ended September 30, 2019 are summarized as follows:

September 30, 2019
Balance as of December 31, 2018	$9,966
Change in accounting policy cumulative effect adjustment	—
Sale of gift cards	17,660
Revenue from breakage	—
Total gift card redemptions	(20,514)
Balance as of September 30, 2019	$7,112

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company utilizes the shipping carrier account of a related entity, which is 50% owned by the Company’s current chief executive officer and principal stockholder for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 10% fee. The total amount paid to the related entity during the nine months ended September 30, 2019 and 2018 were $54,874 and $38,608, respectively, which is included in cost of goods sold on the statements of operations.

See also Note 4 – Notes Payable – Related Party

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

NOTE 9 – STOCKHOLDERS’ DEFICIT

The Company has 110,000 shares of common stock authorized which consist of 100,000 shares of common stock with par value of $0.0001 and 10,000 shares of preferred stock with par value of $0.0001.

As of September 30, 2019 and December 31, 2018, the Company had 34,423 shares of common stock issuable outstanding and no preferred stock outstanding.

Common Stock Issuable

As of September 30, 2019, the Company has not issued any of its common stock.

Common stock issuable for cash

●

During the nine months ended September 30, 2018, pursuant to subscription agreements, the Company sold 4,396 shares of common stock issuable to two investors for $34.12 per share, or total cash proceeds of $150,000.

Stock-based compensation

●

During the nine months ended September 30, 2018, the Company granted to an executive pursuant to an employment agreement (see Note 10) 16,173 shares of common stock with a grant date value of $549,882 or $34 per share based on contemporaneous sale of shares of common stock, which will be amortized over the 3 year vesting period through February 2021. During the nine months ended September 30, 2019 and 2018, the Company recorded stock-based compensation of $137,472 and $106,922, respectively, which is included in compensation on the condensed unaudited statements of operations. Total unrecognized compensation expense related to these common shares at September 30, 2019  amounted to $259,667.

●

During the nine months ended September 30, 2018, the Company granted, to a former executive as a bonus, 2,252 shares of common stock with a grant date fair value of $76,568 or $34 per share based on contemporaneous sale of shares of common stock, which is included in compensation on the statements of operations.

Common stock issuable for services

●

During the nine months ended September 30, 2018, the Company granted, to a consultant, 198 shares of common stock with a grant value of $6,732 or $34 per share based on contemporaneous sale of shares of common stock, which is included in general and administrative expense on the statements of operations.

Shares issuable for conversion of notes payable, accrued interest and warrants

●

During the nine months ended September 30, 2018, the holders of notes payable with an outstanding principal balance of $358,000, accrued interest of $81,144 and warrants to acquire 985 shares of common stock agreed to convert the notes, accrued interest and warrants for 2,134 shares of common stock.

Warrants

During the nine months ended September 30, 2018, holders of warrants to acquire 985 shares of common stock agreed to cancel the warrants in connection with the conversion of notes payable and accrued interest to shares of common stock (see Note 4). No warrants were issued and outstanding as of September 30, 2019.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 20, 2018, the Company entered into an employment agreement (“Agreement”) with Zalman Scher Duchman to serve as the Company’s Chief Executive Officer (“CEO”), the term of which runs for three years includes an annual salary of $1.00 for the first year which shall be increased in the second and third year of employment to an amount mutually approved by Mr. Duchman and the Company’s Board of Directors. Thereafter, the Agreement shall be renewed upon the mutual agreement of CEO and Company. In connection with this Agreement, the Company issued 16,173 shares of restricted common stock with a grant date fair value of $549,882, as a sign-on bonus (see Note 9). The Company shall have the right and option to  repurchase the stock at par value of $0.0001 if Mr. Duchman is terminated for cause; (i) all of the shares shall be eligible for stock repurchase if terminated for cause within the first year; (ii) 2/3 of the shares shall be eligible for stock repurchase terminated for cause within the second year and; (iii) 1/3 of the shares shall be eligible for stock repurchase terminated for cause within the third year.

Home Bistro, Inc.

Notes to Unaudited Financial Statements

September 30, 2019

Lease Obligation Settlement

On February 22, 2018, the Company entered into a Surrender Agreement with a former landlord for rental obligations dating back to the year ended December 31, 2017 until the space was vacated by the Company on March 31, 2017. Upon executing the Surrender Agreement, the former landlord and the Company agreed that the total rental obligation due was $109,235. Former landlord agreed to $50,000 as full satisfaction of all obligations owed at the time of the Surrender Agreement. During the nine month period ended September 30, 2018, the Company recognized a gain in connection with this settlement of $46,438 and the Company agreed to make regular payments on the outstanding rental obligation until paid in full through September 2019; however, there is no penalty if the obligation is not fully paid by such date. As of December 31, 2018, and September 30, 2019, the balance remaining due on this obligation were $35,000 and $30,900, respectively, which is included in accounts payable on the accompanying balance sheets.

NOTE 11 - SUBSEQUENT EVENTS

On January 8, 2020, the Company sold 1,213 shares of common stock at $20.61 per share to a related party resulting in cash proceeds of $25,000.

As of April 6, 2020, the Company has entered into two capital advance agreements (the “Advance Agreements”) with their e-commerce platform provider. Under the terms of the Advance Agreements, the Company has received $33,000 and will repay $37,290 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advances are repaid in full.

Subsequent to September 30, 2019, the $3,000 outstanding principal of the note payable – related party (see Note 4) was paid in full.